Exhibit 99.1

FOR IMMEDIATE RELEASE

ENDO PROVIDES INFORMATIONAL

FREQUENTLY ASKED QUESTIONS & ANSWERS

DUBLIN, November 9, 2015 — Endo International plc (NASDAQ: ENDP) (TSX: ENL) today announced that it has provided an informational Frequently Asked Questions & Answers (Q&A) document designed for investors to learn more about the Company. This Q&A is available on the Investor Relations section of Endo’s website at www.endo.com.

About Endo International plc

Endo International plc (NASDAQ: ENDP) (TSX: ENL) is a global specialty pharmaceutical company focused on improving patients’ lives while creating shareholder value. Endo develops, manufactures, markets and distributes quality branded and generic pharmaceutical products as well as over-the-counter medications though its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

SOURCE Endo International plc

Investors/Media: Keri P. Mattox, (484) 216-7912; Media: Heather Zoumas-Lubeski, (484) 216-6829

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